Exhibit 99.3
MARINER ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Mariner Energy, Inc. (“Mariner”) and Edge Petroleum Corporation (“Edge”), adjusted to reflect Mariner’s acquisition of the reorganized subsidiaries and operations of Edge on December 31, 2009.
     The unaudited pro forma condensed combined statements of operations combine the results of operations of Mariner and Edge for the year ended December 31, 2008 and the nine months ended September 30, 2009. The unaudited pro forma condensed combined statements of operations give effect to the following events as if they had occurred on January 1, 2008:
•	The acquisition of the reorganized subsidiaries and operations of Edge is accounted for using the acquisition method of accounting. The unaudited pro forma condensed combined financial information reflects the fair value of the consideration transferred and preliminary estimates of fair values of the assets acquired;

•	Borrowings under Mariner’s bank credit facility of $213.6 million;

•	Adjustments to conform the classification of revenues and expenses in Edge’s historical statements of operations to Mariner’s classification of similar revenues and expenses; and

•	Estimated tax impact of the unaudited pro forma adjustments.
     The unaudited pro forma condensed combined financial information should be read in conjunction with Mariner’s Form 10-K, as amended, and Edge’s Form 10-K, each for the year ended December 31, 2008; Mariner’s Form 10-Q and Edge’s Form 10-Q for the quarterly period ended September 30, 2009; and other information that both companies have filed with the Securities and Exchange Commission (SEC).
     The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not intended to represent or to be indicative of the combined statements of operations that Mariner or the pro forma combined company would have reported had the Edge acquisition been completed as of the dates set forth in this unaudited pro forma condensed combined financial information and are not necessarily indicative of future operating results of the combined enterprise. The actual results may differ significantly from that reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and actual results.

Mariner Energy, Inc.
Unaudited Pro Forma Condensed Combined
Statement of Operations
Year Ended December 31, 2008

	Mariner	Edge	Conforming		Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Adjustments		Combined
	(In thousands, except per share amounts)
Revenues:
Natural gas	$742,370	$—	$102,618	(a)			$848,425
			1,312	(b)
			2,125	(f)
Oil	419,878		29,833	(a)			447,430
			(2,289)	(b)
			8	(f)
Natural gas liquids	85,715		27,303	(a)			113,383
			365	(f)
Other revenues	52,544						52,544
Oil and natural gas sales		159,754	(159,754)	(a)			—
Loss on derivatives		(977)	977	(b)			—

Total revenues	1,300,507	158,777	2,498		—		1,461,782

Costs and Expenses:
Lease operating expense	231,645		16,889	(c)			248,534
Severance and ad valorem taxes	18,191		9,687	(c)			27,878
Oil and natural gas operating expenses including severance and ad valorem taxes		26,576	(26,576)	(c)			—
Transportation expense	14,996		2,498	(f)			17,494
General and administrative expense	60,613	16,776					77,389
Depreciation, depletion and amortization	467,265	88,341			(53,493)	(g)	502,113
Full cost ceiling test impairment	575,607		362,851	(d)			938,458
Goodwill impairment	295,598						295,598
Other property impairment	15,252						15,252
Other miscellaneous expense	3,052						3,052
Impairment of oil and natural gas properties		362,851	(362,851)	(d)			—

Total costs and expenses	1,682,219	494,544	2,498		(53,493)		2,125,768

OPERATING (LOSS) INCOME	(381,712)	(335,767)	—		53,493		(663,986)

Other Income/(Expenses):
Interest income	1,362		289	(e)			1,651
Interest expense, net of amounts capitalized	(56,398)	(11,787)			11,787	(h)	(61,801)
					(6,471)	(i)
					1,068	(j)
Other income		289	(289)	(e)			—
Amortization of deferred loan costs	—	(1,403)			1,403	(h)	—

(Loss) Income Before Taxes	(436,748)	(348,668)	—		61,280		(724,136)
Benefit (Provision) for Income Taxes	48,223	15,778			(21,448)	(k)	42,553

Net (Loss) Income	(388,525)	(332,890)	—		39,832		(681,583)
Less: Non-controlling interest in net loss of consolidated subsidiaries	(188)						(188)

Net (Loss) Income attributable to Mariner/Edge	$(388,713)	$(332,890)	$—		$39,832		$(681,771)

Earnings per share:
Net loss per share — basic	$(4.44)	$(11.89)					$(7.79)
Net loss per share — diluted	$(4.44)	$(11.89)					$(7.79)
Weighted average shares outstanding — basic	87,491	28,682					87,491
Weighted average shares outstanding — diluted	87,491	28,682					87,491
See accompanying notes to unaudited pro forma condensed combined financial statements.

Mariner Energy, Inc.
Unaudited Pro Forma Condensed Combined
Statement of Operations
Nine Months Ended September 30, 2009

	Mariner	Edge	Conforming		Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Adjustments		Combined
	(In thousands, except per share amounts)
Revenues:
Natural gas	$425,747		$21,042	(a)			$460,556
			13,047	(b)
			720	(f)
Oil	220,787		7,569	(a)			227,507
			(859)	(b)
			10	(f)
Natural gas liquids	30,398		6,186	(a)			36,999
			415	(f)
Other revenues	25,720						25,720
Oil and natural gas sales		34,797	(34,797)	(a)			—
Gain on derivatives	—	12,188	(12,188)	(b)			—

Total revenues	702,652	46,985	1,145		—		750,782

Costs and Expenses:
Lease operating expense	165,816		10,820	(c)			176,636
Severance and ad valorem taxes	11,668		2,672	(c)			14,340
Oil and natural gas operating expenses including severance and ad valorem taxes		13,492	(13,492)	(c)			—

Transportation expense	13,627		1,145	(f)			14,772
General and administrative expense	57,455	14,666					72,121
Depreciation, depletion and amortization	301,305	24,348			2,608	(g)	328,261
Full cost ceiling test impairment	704,731		78,254	(d)			782,985
Other miscellaneous expense	11,960						11,960
Impairment of oil and natural gas properties		78,254	(78,254)	(d)			—

Total costs and expenses	1,266,562	130,760	1,145		2,608		1,401,075

OPERATING (LOSS) INCOME	(563,910)	(83,775)	—		(2,608)		(650,293)

Other Income/(Expenses):
Interest income	443		17	(e)			460
Interest expense, net of amounts capitalized	(51,076)	(8,328)	—		8,328	(h)	(55,128)
					(4,853)	(i)
					801	(J)

Other income	—	17	(17)	(e)			—
Amortization of deferred loan costs		(1,465)			1,465	(h)	—
Reorganization expenses		(1,122)					(1,122)

(Loss) Income Before Taxes	(614,543)	(94,673)	—		3,133		(706,083)
Benefit (Provision) for Income Taxes	211,860	(42)			(1,097)	(k)	210,721

Net (Loss) Income	$(402,683)	$(94,715)	$—		$2,036		$(495,362)

Earnings per share:
Net loss per share — basic	$(4.29)	$(3.50)					$(5.28)
Net loss per share — diluted	$(4.29)	$(3.50)					$(5.28)
Weighted average shares outstanding — basic	93,849	28,860					93,849
Weighted average shares outstanding — diluted	93,849	28,860					93,849
See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 — Basis of Presentation
     On December 31, 2009, Mariner Energy, Inc. (“Mariner”) acquired the reorganized subsidiaries and operations of Edge Petroleum Corporation (“Edge”) pursuant to a Purchase and Sale Agreement, dated as of December 9, 2009 (the “Purchase Agreement”), by and between Edge; its five direct and indirect wholly-owned subsidiaries: Edge Petroleum Exploration Company (“EPEC”), Miller Exploration Company (“Miller”), Edge Petroleum Operating Company, Inc. (“EPOC”), Edge Petroleum Production Company (“EPPC”), and Miller Oil Corporation (“Miller Oil” and together with EPEC, Miller, EPOC and EPPC, the “Reorganized Subsidiaries”); and Mariner. The acquired Reorganized Subsidiaries and operations of Edge constituted substantially all of Edge’s assets and operations. Pursuant to the Purchase Agreement, the effective date of the acquisition was June 30, 2009 and the purchase price was $260.0 million, less adjustments which resulted in a net purchase price as of December 31, 2009 of approximately $213.6 million, subject to final adjustments. Mariner financed the net purchase price by borrowing under its secured revolving credit facility with a syndicate of banks.
     The acquired assets as of December 31, 2009 consist primarily of (i) proved reserves estimated by Ryder Scott Company, L.P. of 100.5 billion cubic feet of natural gas equivalent, of which approximately 75% are developed (consisting of 69% natural gas and 31% oil and natural gas liquids), 81% are located in South Texas, and 44% are in the Flores/Bloomberg field in Starr County, Texas; (ii) approximately 60,000 net acres of undeveloped leasehold, primarily in Texas and New Mexico; and (iii) deferred tax assets of approximately $83.3 million, comprised of approximately $61.2 million in net operating loss carryforwards and $22.1 million in built-in losses from the carryover tax basis in the properties. Mariner recorded a gain on this acquisition of approximately $107.3 million. This gain is recorded on Mariner’s Consolidated Statement of Operations included in its Form 10-K for the year ended December 31, 2009. This gain has not been reflected in the accompanying pro forma combined statements of operations for the nine months ended September 30, 2009 or the year ended December 31, 2008.
     The accompanying unaudited pro forma condensed combined statements of operations have been prepared to give effect to the acquisition and the related financing transactions as if they had occurred on January 1, 2008. Pursuant to the SEC rules for pro forma financial information, infrequent or nonrecurring items that already are included in the historical financial statements and which are not directly related to an acquisition are not adjusted in the unaudited pro forma condensed combined financial statements. Accordingly, the full cost ceiling test impairments recorded by Edge in the nine months ended September 30, 2009 and year ended December 31, 2008 have not been adjusted in the unaudited pro forma condensed combined statements of operations.
Note 2 — Unaudited Pro Forma Condensed Combined Statements of Operations
Conforming Adjustments
     Adjustments (a) — (f) to the Statements of Operations for the nine months ended September 30, 2009 and the year ended December 31, 2008 reflect reclassifications required to conform to Mariner’s presentation as follows:
(a)	Represents the reclassification of Edge’s oil and natural gas sales to conform to Mariner’s presentation.

(b)	Represents the reclassification of Edge’s gain/loss on oil and gas related derivatives to conform to Mariner’s presentation.

(c)	Represents the reclassification of Edge’s oil and natural gas operating expenses, including severance and ad valorem taxes, to conform to Mariner’s presentation.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(d)	Represents the reclassification of Edge’s impairment of oil and natural gas properties to conform to Mariner’s presentation.

(e)	Represents the reclassification of Edge’s interest income to conform to Mariner’s presentation.

(f)	Represents the reclassification of Edge’s transportation expenses to conform to Mariner’s presentation.
Pro Forma Adjustments
     Adjustments (g) — (k) to the Statements of Operations for the nine months ended September 30, 2009 and the year ended December 31, 2008 include pro forma adjustments as follows:
(g)	Represents the adjustment to depreciation, depletion and amortization resulting from an increase in the depreciable base to reflect the impact of recording the acquired properties at preliminary fair values and the application of a depletion rate which reflects the effects of the acquired reserves. The pro forma depletion rate is calculated using the units-of-production method based on oil and gas property costs, reserve volumes, future development and abandonment costs after taking into account the effects of the acquisition. The pro forma depletion rate was $2.87 per barrels of oil equivalent (BOE) for the nine months ended September 30, 2009 and $3.50 per BOE for the year ended December 31, 2008.

(h)	Represents the reversal of interest expense and amortization of debt issue costs related to debt not assumed in the transaction.

(i)	Represents the incremental interest as a result of additional borrowings of $213.6 million under Mariner’s bank credit facility to finance the acquisition. Borrowings under the bank credit facility bear interest at either a LIBOR-based rate or a prime-based rate, at Mariner’s option, plus a specified margin. The interest rate used of 3.03% was the blended rate for the period ended September 30, 2009, which is indicative of the rate at September 30, 2009. Each 1/8% fluctuation in the credit facility interest rate would change pro forma interest expense by approximately $0.2 million and $0.3 million for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively.

(j)	Represents a reduction in commitment fees payable under Mariner’s bank credit facility due to an increase in borrowings to finance the acquisition, thus a decrease to the unused portion of the facility. The commitment fee was between 0.250% to 0.375% per annum on the unused availability under the bank credit facility through March 23, 2009 and 0.5% per annum thereafter. The commitment fee percentage used for the purposes of the unaudited pro forma condensed combined statements of operations was 0.5%.

(k)	Represents the adjustment to income taxes to reflect the impact of the pro forma adjustments at a statutory tax rate of 35%.